Exhibit 10.3 Agreement with Daniel C. Lancer

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made this 17th day of August, 2015, by and between Daniel C. Lancer, a (herein referred to as the "Consultant") and PostAds Inc., A Nevada Corp.(hereinafter referred to as the "Company").

WITNESSETH :

WHEREAS, the Company requires an experienced business management consultant for the purpose of introduction for the Company.

WHEREAS, the Consultant is desirous of providing such services to the Company as further delineated and on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, agree as follows:

1. Appointment. The Company hereby appoints the Consultant during the Term of the Agreement, as such term is defined below, and hereby retains and engages the Consultant on the terms and conditions set forth in this Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement. Consultant also has existing International business and personal contacts which may be interested in conducting certain business transactions with the Company.

2. Term. The term of this Agreement shall begin on the date set forth above (the "Commencement Date") and shall continue for a period of one year (the "Term"). The Term may be extended by mutual agreement of the parties for an additional one year term. The Company shall pay Consultant in accordance with paragraph 7 below.

3. Services. The Consultant shall, generally, on a non-exclusive basis, provide consulting services as reasonably requested by the Company, including, but not limited to, introductions to persons interested in marketing the Company's products.

4. Limitations on Services. The Consultant shall not have the authority to bind the Company and its services are limited to consultation services and advice with respect to the services listed in Section 3.

5. Duties of the Company.

a.) The Company shall supply the Consultant, on a monthly basis with information about the Company, its management, its products, and its operations.

relevant to the Services. The Company shall be responsible for advising the Consultant of any facts which would affect the accuracy of any information previously supplied to the Consultant so that the Consultant may take corrective actions relating to its own actions in reliance thereon as Consultant may deem necessary.

b.) The Company shall contemporaneously notify Consultant if any information or data being supplied by the Company to the Consultant has not been generally publicly released.

c.) The Company shall provide truthful and accurate information to the Consultant.

6. Representations and Indemnification. The Consultant, in the absence of its actual receipt of notice in writing from Company or the Company's client, will rely on the continuing accuracy of material, information, and data supplied by the Company.

a.) The Company represents to Consultant that:

i. Its products, manner of solicitation, manner of participation, receivables and payments are in compliance with all applicable laws, rules and regulations; and

ii. It has complied with all applicable licensing and/or other methods of lawfully conducting business.

b.) The Company shall:

i. indemnify and hold harmless Consultant and its affiliates, counsel and other professional advisors, and the respective directors, officers, controlling persons, agents and employees of each of the foregoing (Consultant and all of such other persons being collectively, "Indemnified Parties"), from and against any losses, claims, damages, judgments, investigation costs, settlement costs, fines, penalties, liabilities, and expenses including reasonable attorneys' fees and disbursements (collectively, "Losses"), arising under, out of, or resulting from any actions, suits, claims, investigations (whether formal or informal) or administrative or other proceedings or threats thereof (collectively, "Actions") brought or made against any such Indemnified Party by a third party or the Company arising under or in connection with the rendering of services by Consultant hereunder, except to the extent it is finally judicially determined by a court of competent jurisdiction that such Losses arose primarily out of the gross negligence, intentional misconduct or bad faith of Consultant in performing such services; and

ii. reimburse any Indemnified Party promptly for any legal or other expenses reasonably incurred by the Indemnified Party in any Action arising in any

manner out of or in connection with the rendering of services by Consultant under this Agreement; provided, however, that in the event, and to the extent, a final judicial determination is made that the losses arose primarily out of the gross negligence, intentional misconduct or bad faith of Consultant such Indemnified Party will remit to the Company any amounts reimbursed or advanced under this clause (b).

iii. The Company agrees that the provisions of this Exhibit A shall apply whether or not any Indemnified Party is a formal party to any such Actions; that the Company will not settle or resolve any such Actions unless it obtains the written consent of such Indemnified Party or an express release of such Indemnified Party from all liability; and that such Indemnified Party is entitled to retain separate counsel of its choice (with the consent of the Company, which consent shall not be unreasonably withheld or delayed) in connection with any of the matters to which this Exhibit A relates.

iv. The Company agrees that if any right of any Indemnified Party set forth in the preceding paragraphs is finally judicially determined to be unavailable (except by reason of the gross negligence, intentional misconduct or bad faith of such Indemnified Party) or is insufficient to hold such Indemnified Party harmless against such Losses as contemplated herein, then the Company shall contribute to the Losses as to which any such right is so held unavailable (i) in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Indemnified Party, on the other, in connection with the transactions contemplated hereby and (ii) if (and only if) the allocation provided in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and such Indemnified Party; provided, however, that in no event shall the amount, if any, to be contributed by all Indemnified Parties exceed the amount of the fees actually received by Consultant hereunder.

v. The rights of the Indemnified Parties hereunder shall be in addition to any other rights that any Indemnified Party may have at common law, by statute or otherwise.

7. Compensation. As consideration for the Services to be performed by the Consultant, the Company shall pay the consultant ten thousand dollars ($10,000) within 90 days and issue the Consultant ***998,000*** shares of Common stock, prior to Consultant's obligation to perform services, as follows:

a.) Introducing existing International and Domestic business and personal contacts which may be interested in conducting certain business transactions with the Company.

b.) Consultant will handle Investor relations.

8. Costs. Any costs incurred by Consultant, which have been previously agreed to in writing by the parties, shall be submitted to the Company and reimbursed by the Company on a timely basis. Billings and payments for any additional or special services not enumerated herein shall be as may be subsequently agreed to by the parties hereto.

9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

10. Assignment. This Agreement and the rights and obligations hereunder may not be assigned by Consultant without the prior express written consent of the Company. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

11. Notices. Any notice required or permitted to be given under this Agreement or pursuant hereto shall be in writing and shall be deemed given and shall be effective upon receipt if delivered by hand, or sent by certified or registered U.S. mail, postage prepaid and return receipt requested, or by prepaid overnight express service or via telecopier (upon receipt by the sender of a printed confirmation of such transmission). Notices shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

If to Consultant: Daniel C. Lancer
8380 NW 123rd Way Parkland, FL,33076
Tel: 561-247-6901

If to Company: PostAds Inc

CEO: Kenneth Moore